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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Registration file No 333-48778) of Polycom, Inc. and the incorporation by reference in the Registration Statements on Form S-8 (Registration file Nos. 333-45351, 333-43059, 333-86681, 333-93419, 333-46816, 333-57778, 333-59820, 333-61952, 333-72544, 333-73574, and 333-76312) of Polycom, Inc. of our report dated January 23, 2002 relating to the consolidated financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
February 26, 2002

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS